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                                                               EXHIBIT 10.9

                               SERVICE AGREEMENT

AN AGREEMENT dated 28 November, 1995 between PALL EUROPE LIMITED of Europa House, Havant Street, Portsmouth P01 3PD, ("the Company") of the one part and CLIFTON STANLEY HUTCHINGS of No. 9 Cherry Court, 48 Westwood Road, Southampton, Hampshire ("the Executive") of the other part


WHEREBY IT IS AGREED as follows:-


1.       EMPLOYMENT AND TERM


         SUBJECT as hereinafter provided the Company hereby agrees to employ the Executive, and the Executive hereby agrees to act as an executive employee of the Company with the duties set forth in Clause 3 hereof, for two years from the date hereof and thereafter until either party gives to the other not less than two year's previous written notice until the Executive reaches age 65 and one year's previous written notice after age 65 such notice in either case to expire at any time.


2.       GENERAL


         THERE shall be deemed to form part of the terms and conditions of this Agreement the Terms and Conditions of Employment for Monthly Paid Staff (as amended from time to time) and the terms of the Company's Technical Patent and Confidentiality Agreement, copies of which the executive acknowledges having received PROVIDED ALWAYS that in the event of conflict between any part of those terms and this Agreement the terms and conditions of this Agreement shall prevail.
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3.       DUTIES


         (A) THE Executive agrees that during the continuance of this Agreement he will hold such offices or positions within the Company, and perform such duties and assignments relating to the business of the Company as the Board of Directors or its Chairman shall direct except that the Executive shall not be required to hold any office or position or to perform any duties of assignment inconsistent with his experience and qualifications or not customarily performed by an officer of the company.


         (B) If the Board of Directors or its Chairman so directs, the Executive shall without further remuneration serve as an officer of or perform services for one or more subsidiary or associated company of the Company provided that the duties of such office are not inconsistent with the Executive's experience and qualifications and are duties customarily performed by an officer of the Company. The Executive hereby agrees that the Company shall be entitled from time to time to second the Executive to any subsidiary or associated company of the Company without prejudice to the rights of the Executive hereunder or the other provisions of this Agreement and the Company shall be at liberty to appoint other persons to act jointly with the Executive whether in such secondment or in his normal duties hereunder.


         (C) During the continuance of this Agreement the Executive shall, except during customary periods of holiday and periods of illness, devote all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company and its subsidiary and associated companies and to promoting the best interests of the Company and its subsidiary and associated companies.
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         (D)      The Executive shall not during the continuance of his
                  employment hereunder (except as a representative of the Company or with the consent in writing of the Board of Directors of the Company) be directly or indirectly engaged or concerned in the conduct of any other business nor shall he be directly or indirectly interested in any such business save through his holding or being interested in investments (quoted or unquoted) not representing more than five per cent of the issued investments of any class of any one company.


4.       SALARY AND OTHER BENEFITS


         (A) THE Company shall pay to the Executive during the continuance of his employment hereunder a salary at the annual rate set out in the Schedule hereto (or such rate as may from time to time be agreed or determined upon and notified by the Company to the Executive). In the event of any alteration of salary being so agreed or notified the alteration shall thereafter have effect as if it were specifically provided for as a term of this Agreement. Such salary shall be inclusive of any other sums receivable as Director's fees or other remuneration from the Company or any of its subsidiary or associated companies. The said salary shall be payable by equal monthly payments in arrear by the last day of each month.


         (B)      Formula Bonus Compensation. With respect to each fiscal year of Pall Corporation falling in whole or in part within the
                  Term of Employment beginning with the fiscal year in which the Term Commencement Date occurs, Executive shall be entitled to a bonus (in addition to his Base Salary) in such amount and computed in such manner as shall be determined by the Board of Directors but in no event shall the bonus payable to Executive under this 4(B) be less than an amount computed by applying to the fiscal year in question the following bonus formula:
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                  "Formula Bonus Compensation" means the amount, if any, payable to Executive under this 4(B) and "Bonus Compensation" means the total amount payable under 4(B) and 4(C).


                  "Average Equity" means the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of Pall Corporation as of the end of the fiscal year with respect to which Formula Bonus Compensation is being computed hereunder and as of the end of the immediately preceding fiscal year (e.g., "Average Equity" to be used in computing Bonus Compensation for the fiscal year ending August 3, 1996 will be the average of stockholders' equity as of July 29, 1995 and August 3, 1996) except that the amount shown as the "equity adjustment from foreign currency translation" on each such consolidated balance sheet shall be disregarded and the amount of $3,744,000 shall be the equity adjustment (increase) from foreign currency translation used to determine stockholders' equity at each such year-end balance sheet date.


                  "Net Earnings" means the after-tax consolidated net earnings of Pall Corporation and its subsidiaries as certified by its independent accountants for inclusion in the annual report to stockholders.


                  "Return on Equity" means Net earnings as a percentage of Average Equity.


                  For fiscal year 1996, "Zero Bonus Percentage" shall mean a Return on Equity of 12.5% and "Maximum Bonus Percentage" shall mean a Return on Equity of 20.0%. For fiscal years after fiscal 1996 Pall Corporation shall determine the Zero Bonus Percentage and the Maximum Bonus Percentage, consistent in each case with expected results based upon the Company's normal projection procedures, or based on sound statistical or trend data, and the determination by the Company of such percentage shall be conclusive and binding on Executive.
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                  If Return on Equity for the fiscal year in question is
                  the Zero Bonus Percentage or less, no Bonus Compensation shall be payable. If Return on Equity equals or exceeds the Maximum Bonus Percentage, the Formula Bonus Compensation payable to Executive shall be 21% of his Base Salary. If Return on
                  Equity is more than the Zero Bonus Percentage and less than the Maximum Bonus Percentage, the Formula Bonus Compensation shall be increased from zero percent of Base Salary towards 21% of Base Salary in the same proportion that Return on

                  Equity increases from the Zero Bonus Percentage to the Maximum Bonus Percentage. Thus, for example, if Return on Equity for fiscal 1996 is 16.25% (the midpoint between 12.5% and 20.0%) the Bonus Compensation shall be an amount equal to 10.5% of Executive's Base Salary (the midpoint between zero percent of Base Salary and 21% of Base Salary).


         (C) Business Segment Bonus Compensation. Inasmuch as Executive's services for the Company relate primarily to the operations of a subsidiary, division or other segment of the overall operations of the Company and its subsidiaries (a "Business Segment"), Executive shall be considered for additional bonus compensation for each fiscal year based on the results of operations of such Business Segment for such fiscal year. The amount of such additional bonus compensation, if any, shall be determined by the chief executive officer of Pall Corporation in his sole discretion but in no event shall such additional bonus compensation exceed 14% of Executive's Base Salary.


         (D) The Bonus Compensation shall be paid in installments as follows:


                  (i) 50% of the estimated amount thereof in the October following the end of the fiscal year with respect to which the Bonus Compensation is payable (e.g., 50% in October 1996 with respect to Bonus Compensation for the fiscal year ending August 3, 1996), based on the then current projections of Return on Equity and results of operations of Executive's Business Segment, and
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                  (ii)     the balance thereof not later than April 30 next
                           following the end of the fiscal year with respect to which the Bonus Compensation is payable.


                  With respect to any fiscal year of Pall Corporation which falls in part but not in whole within the Term of Employment, the Bonus Compensation to which Executive is entitled under 4(B) shall be pro rated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and the Bonus Compensation shall be payable with respect to the full fiscal year ending within such five-day period.


                  (E) There shall be refunded to the Executive all out-of-pocket expenses properly incurred by him in the performance of his duties including expenses of entertainment, subsistence and travelling. The Executive shall produce to the Company at its request all supporting vouchers and documents in respect of such expenses.


                  (F) The Executive shall be entitled without loss of remuneration to such holiday in each year (in addition to Bank and other public holidays occurring when not on holiday) as stated in the Terms and Conditions of Employment for Monthly Paid Staff or as may otherwise be determined by the Board of Directors to be taken at such time or times as may be approved by the Board of Directors. No holiday entitlement may be carried over from year to year and the Executive shall not be entitled to be paid in lieu of untaken holiday.


                  (G) The Executive shall be entitled to participate in such benefit schemes as may be provided by the Company from time to time including but not limited to medical insurance and life insurance, and the executive supplementary pension scheme in accordance with the rules and regulations and announcements applicable to the said schemes from time to time in force.
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                  (H)      The Company shall provide a motor car for the use of
                           the Executive for the performance of his duties under this Agreement. The motor car shall have an engine capacity or not less than two litres and be of such make and model as shall be determined by the Board of Directors to be consistent with the Executive's office or position. The Company shall bear the cost of maintaining, insuring, testing and taxing the motor car. The Executive is authorised to use the motor car for private purposes.


5.       TERMINATION


         (A)      THIS Agreement shall be subject to termination by the Company:


                  (i) by not less than six months' notice given at any time while the Executive is incapacitated by reason of ill health, mental disability or accident and shall have been so incapacitated for an aggregate of 130 working days (whether or not consecutive);


                  (ii) by summary notice if the Executive shall have committed any serious breach or have repeated or have continued (after warning) any material breach of his obligations hereunder or shall have been guilty of conduct tending to bring himself or the Company or any of its subsidiary or associated companies into disrepute or shall have become bankrupt or compounded with this creditors generally or have been convicted of any criminal offence involving a custodial sentence;


                  (iii) at any time after the Executive's 65th birthday (irrespective of whether the Executive is age 65 when this Agreement is entered into), by notice to the Executive effective on the date specified in such notice;
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         (B)      In the event of a Change in Control (as hereinafter defined)
                  of the Company, the Executive shall have the right to terminate this Agreement by giving not less than 3 months' and not more than 24 months' prior written notice to the Company such notice to be given not more than 24 months following such Change in Control.


         (C) Upon the termination of this Agreement howsoever arising the Executive shall at any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from office as a Director of the Company and all offices held by him in subsidiary and associated companies of the Company and should he fail so to do the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto. If the Executive shall cease to be an officer of the Company or any of its subsidiaries or associated companies (other than ceasing to be a Group Vice President of Pall Corporation) this Agreement shall not hereby automatically terminate.


6.      COMPANY'S RIGHTS TO INJUNCTIVE RELIEF


         THE Executive acknowledges that his services to the Company are of a unique character, which gives them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by the Executive.
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7.       HEADINGS


         THE headings in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any heading is inconsistent with any provisions of this Agreement, the said provisions shall govern.


8.       IN this Agreement:-


         (i) words and phrases defined for the purposes of Section 736 of the Companies Act 1985 shall bear the same meaning;


         (ii) "associated company" means any company which is (a) a company having an ordinary share capital of which not less than 25 per cent is owned directly or indirectly by the Company applying the provisions of Section 838 of the Income and Corporation Taxes Act 1988 in the determination of ownership or (b) a holding company of the Company or a subsidiary of any such holding company or (c) a company to which the Company or any of its subsidiaries renders managerial, administrative or technical service otherwise than in the ordinary course of its business;


         (iii) "the Board of Directors" means the Board of Directors of the Company as the same may be constituted from time to time and includes any duly appointed committee thereof;


         (iv) "Change of Control" - a Change in Control of the Company shall be deemed to have occurred if:


                  (a) the Company or its holding company sells or agrees to sell the whole or substantially the whole of the undertaking and assets of the Company; or
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                  (b)      the Company or its holding company sells or agrees to
                           sell the whole or not less than 50% of the equity share capital of the Company; or


                  (c) a member of the Company or its holding company obtains control of the composition of the Board of Directors of the Company. For the purpose of this paragraph (c) the composition of the Company's Board of Directors shall be deemed to be controlled by a member if (but only if) the member by the exercise of some power exercisable by it without the consent or concurrence of any other person can appoint or remove all or a majority of the Directors of the Company.


9.       CHOICE OF LAW


         THIS Agreement is made in, and shall be governed by and construed in accordance with the laws of England.


10.      ENTIRE CONTRACT


         THIS instrument contains the entire agreement of the parties on the subject matter hereof except that the rights of the Company hereunder shall be deemed to be in addition to and not in substitution for its rights under the Company's standard form of Technical Patent and Confidentiality Agreement if heretofore or hereafter entered into between the parties hereto so that the making of this Agreement shall not be construed as depriving the Company of any of its rights or remedies under any such Technical Patent and Confidentiality Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto.
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11.      NOTICES


         ALL notices given hereunder shall be in writing and shall be sent by registered post or delivered by hand and, if intended for the Company, shall be addressed to it (if sent by post) or delivered to it (if delivered by hand) at its registered office for the attention of the Secretary of the Company, or at such other address and for the attention of such other person of which the Company shall have given notice to the Executive in the manner herein provided and, if intended for the Executive, shall be delivered to him personally or shall be addressed to him (if sent by post) at his most recent residence address shown in the Company's employment records or at such other address or to such designee of which the Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date of posting thereof or, if delivered personally, on the date so delivered.


12       TERMINATION OF ANY PRIOR EMPLOYMENT AGREEMENT


         THIS Agreement is in substitution for all previous employment agreements in effect between the Company and Executive on the date hereof which shall be deemed to have been terminated by mutual consent as from the date of commencement of this Agreement.
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IN WITNESS WHEREOF the Company has affixed its Common Seal and the Executive has set his hand and seal the day and year first above written.

THE COMMON SEAL OF              )
PALL EUROPE LIMITED             )    /s/
was hereunto affixed            )
in the presence of:             )

SIGNED SEALED AND DELIVERED     )    /s/
by the said                     )    /s/
CLIFTON STANLEY HUTCHINGS       )    /s/
in the presence of:             )



                                    SCHEDULE



Pursuant to Clause 4 (A) the annual salary of the Executive shall be pound sterling 87400-00